Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND YEAR END 2016 FINANCIAL RESULTS

•	Posts year-over-year annual revenue growth for the first time since 2007

•	Annual GAAP net loss improves 50% over 2015

•	Usage of iPass network increases 39% 2016 over 2015

REDWOOD SHORES, Calif. - February 9, 2017 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $16.1 million, GAAP net loss of $1.3 million, and Adjusted EBITDA loss of $0.5 million for the quarter ended December 31, 2016, and total revenue of $63.2 million, GAAP net loss of $7.8 million, and Adjusted EBITDA loss of $3.2 million for the year ended December 31, 2016.

"Two years ago, iPass was essentially a reseller of Wi-Fi. Today, we have made our mark as a software company. iPass is solving the exploding demand for mobile data with our intelligent connection management," said Gary Griffiths, president and CEO. "We live in a world that always needs to be connected, yet no single network - 3/4G, LTE, Wi-Fi - is ubiquitous. Intelligent connection management is the Holy Grail in a connected world, and iPass has climbed to the top in this important technology. Since launching iPass Unlimited a year ago, our message is as simple as ABC: "Always Be Connected". Through a combination of Unlimited Wi-Fi, product development, network expansion and strategic partnerships, our customers consumed 39% more Wi-Fi hours in 2016 over the previous year. And that usage continues to grow, as evident in December 2016, with throughput 73% greater than the same period in 2015. The message resonates with our customers, whether it translates into higher productivity, the peace of knowing their data and personal information are secure, or greater cost predictability. That message has helped us drive Annual Contract Value on an impressive growth trajectory. Growing topline revenue has and will continue to be our singular focus. In 2016, we achieved annual revenue growth year over year for the first time in nearly a decade, and we have high expectations for 2017".

Quarterly and Annual Metrics

•
Annual Contract Value (ACV) defined as the annualized sales value under committed contract for newly acquired or significant upsell customers, signed in Q4’16 totaled $4.8 million, an improvement of nearly 7x from $0.7 million in Q4'15. For the year 2016, ACV was $12.8 million compared to $3.9 million in 2015.

•
Customer Churn defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value was $4.3 million in Q4’16 compared to $1.8 million in Q4'15. Included in the $4.3 million was $1.7 million related to one strategic partner customer that opted to buy out its monthly minimum commit for 2017. The negotiated buyout is included in Q4'16 revenue. For the year 2016, customer churn was $9.1 million compared to $12.2 million in 2015.

•
Investment in Network Access Costs (NAC) continues to support the UNLIMITED strategy. A 39% growth in hours consumed by customers in 2016 translated to an increase in NAC of only 16%. On a cost per hour basis, NAC was reduced from $4.80 in 2015 to $4.02 in 2016, a 16% reduction as efforts to commoditize the Wi-Fi component of the iPass service continue.

•
The iPass Software Development Kit (SDK), announced in early 2016, was in the hands of 28 partners at December 31, 2016, up from 24 last quarter. Of the 28 partners, 18 have signed ACV or non-commit revenue generation contracts as of year-end.

Financial Outlook
"We enter 2017 with more clarity in our business than at any time in the last two years. We have a strong backlog of committed revenue deals signed in 2016, a growing pipeline of blue-chip strategic partners, and an increasingly sticky customer install base that is consuming more and more network usage. With new deals closed by Tata, and new strategic partners starting to deploy, our vision to put the iPass technology on 1 billion devices is being realized, enabled through wise investment decisions to lock up additional network capacity and drive the cost of data connectivity continually down. We expect to spend more on Network Access Costs in 2017. Although the investment will keep our bottom line from improving at the same trajectory as our top line, it will fortify the competitive advantage we have developed in our network, which is critical to the overall success of the company. Similar to 2016, we expect some revenue softness in the first quarter, but project a clear line of sight to double-digit revenue growth starting in the second quarter."

Financial Guidance

For Q1'17 ending March 31, 2017, iPass anticipates the following:

Total Revenue	$14.5 - $15.0 million
Adjusted EBITDA Loss (1)	($3.7) - ($3.2) million

For the year ending December 31, 2017, iPass anticipates the following:

Total Revenue	$69.0 - $73.0 million
Adjusted EBITDA Loss (1)	($4.5) - ($2.0) million

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
(unaudited; in millions)
Revenue Mobile Connectivity Services	$16.1	$15.9	$15.4	$63.2	$62.6
Enterprise	12.1	11.9	12.7	49.1	52.7
Strategic Partnerships	3.5	3.5	2.0	11.9	6.1
Legacy iPC	0.5	0.5	0.7	2.2	3.8

Network Access Costs	8.8	8.5	7.6	33.2	28.5
Gross Margin (1)	34.9%	35.2%	36.9%	35.8%	38.8%

Network Operations Expense	1.7	1.8	2.2	7.4	9.8
R&D, S&M and G&A Expense	7.0	6.8	7.7	29.2	35.0
Restructuring Expense	—	—	—	0.8	4.2
Total Operating Expenses	8.7	8.6	9.9	37.4	49.0

Other (Expense) income, net	0.1	(0.1)	(0.1)	(0.4)	(0.6)
GAAP Total Net Loss	(1.3)	(1.3)	(2.2)	(7.8)	(15.5)

Adjusted EBITDA Loss (2)	(0.5)	(0.4)	(1.4)	(3.2)	(7.3)

	As of
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Shares of Common Stock Outstanding at Period End	66.4	66.1	63.4	66.4	63.4
Cash and Cash Equivalents	$16.1	$17.2	$20.3	$16.1	$20.3
Deferred Revenue (Short-term plus Long-term)	$2.5	$2.6	$2.6	$2.5	$2.6

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations expense divided by Total Revenue.

(2)	See "Information Regarding Non-GAAP Financial Measures" for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. Hours Consumed represent the number of network hours consumed by our customers each month in a given quarter. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships.

	For the Quarter Ended
(in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Wi-Fi Network Users:
Enterprise (formerly OME)	81	77	83	77	79
Strategic Partnerships (formerly OMX)	47	56	42	24	21
Total Wi-Fi Network Users	128	133	125	101	100

Active Platform Users	732	738	794	807	830
Hours Consumed	795	754	678	523	501

Annual Contract Value	$4,771	$3,667	$2,287	$2,116	$724

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-681-3367 or direct at 1-719-325-4865 with a participant confirmation code of 2266606. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its first quarter 2017 results.

The telephone replay dial-in numbers are 1-866-375-1919 and 1-719-457-0820 and will be available until February 18, 2017, 5:00 p.m. Pacific time. The confirmation code for the replay is 2266606.

Forward-Looking Statements
The statements in this press release: that usage continues to grow; that the growing topline revenue will continue to be a singular focus; that the company has high expectations for 2017; and all statements under "Financial Outlook" including that the company expects to spend more on Network Access Costs in 2017, that the company will fortify the competitive advantage it has developed in its network, that similar to 2016, the company expects some revenue softness in the first quarter, but projects a clear line of sight to double-digit revenue growth starting in the second quarter’ and statements relating to iPass’ projections of the year ending December 31, 2017, under the caption “Financial Guidance for the year ending December 31, 2017,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, restructuring charges, CEO exit costs, proxy contest costs and non-recurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 60 million hotspots in more than 120 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.
iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,072	$20,294
Accounts receivable, net	12,361	9,746
Prepaid expenses	1,344	2,762
Other current assets	225	342
Total current assets	30,002	33,144
Property and equipment, net	2,485	4,009
Other assets	688	690
Total assets	$33,175	$37,843
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,070	$6,291
Accrued liabilities	3,874	5,356
Deferred revenue, short-term	2,412	2,321
Total current liabilities	13,356	13,968
Deferred revenue, long-term	67	231
Other long-term liabilities	1,123	1,043
Total liabilities	14,546	15,242
Stockholders’ equity:
Common stock	68	65
Additional paid-in capital	223,777	219,981
Accumulated deficit	(205,216)	(197,445)
Total stockholders’ equity	18,629	22,601
Total liabilities and stockholders’ equity	$33,175	$37,843

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$16,117	$15,426	$63,222	$62,564
Cost of revenues and operating expenses:
Network access costs	8,790	7,573	33,150	28,472
Network operations	1,695	2,159	7,411	9,788
Research and development	1,746	2,039	7,276	9,987
Sales and marketing	2,771	2,262	11,154	10,334
General and administrative	2,482	3,388	10,792	14,662
Restructuring charges and related adjustments	—	53	788	4,232
Total cost of revenue and operating expenses	17,484	17,474	70,571	77,475
Operating loss	(1,367)	(2,048)	(7,349)	(14,911)
Interest income (expense), net	13	(4)	36	(54)
Foreign exchange gain (loss), net	41	(86)	(234)	(87)
Other income (loss), net	—	1	—	(134)
Loss before income taxes	(1,313)	(2,137)	(7,547)	(15,186)
Provision for income taxes	9	111	223	307
Net loss	(1,322)	(2,248)	(7,770)	(15,493)
Comprehensive loss	$(1,322)	$(2,248)	$(7,770)	$(15,493)

Net loss per share - basic and diluted
Net loss per share	$(0.02)	$(0.04)	$(0.12)	$(0.25)

Weighted average shares outstanding - basic and diluted	65,439,302	63,075,643	64,344,937	62,940,299

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(7,770)	$(15,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense (benefit)	1,104	(578)
Depreciation and amortization	2,469	2,945
Deferred income taxes	—	107
Loss on disposal of property and equipment	—	7
Provision for (recovery of) doubtful accounts	11	83
Changes in operating assets and liabilities:
Accounts receivable	(2,626)	234
Prepaid expenses and other current assets	1,535	(529)
Other assets	2	243
Accounts payable	414	(946)
Accrued liabilities	(628)	(1,854)
Deferred revenue	(73)	2,000
Other liabilities	80	164
Net cash used in operating activities	(5,482)	(13,617)
Cash flows from investing activities:
Purchases of property and equipment	(581)	(812)
Change in restricted cash	—	1,550
Net cash (used in) provided by investing activities	(581)	738
Cash flows from financing activities:
Net proceeds from issuance of common stock	3,040	191
Principal payments for vendor financed property and equipment	(854)	(832)
Stock repurchase	(345)	—
Net cash provided by (used in) financing activities	1,841	(641)
Net decrease in cash and cash equivalents	(4,222)	(13,520)
Cash and cash equivalents at beginning of period	20,294	33,814
Cash and cash equivalents at end of period	$16,072	$20,294
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$242	$233
Accrued amounts for acquisition of property and equipment	373	9

iPASS INC.
RECONCILIATION OF GAAP TO NON-GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP Net Loss	$(1,322)	$(1,341)	$(2,248)	$(7,770)	$(15,493)
Interest (income) expense	(13)	(12)	4	(36)	54
Provision for income taxes	9	61	111	223	307
Depreciation and amortization	480	618	731	2,469	2,945
Stock-based compensation expense (benefit)	328	284	(56)	1,104	(578)
Restructuring charges and related adjustments	—	—	53	788	4,232
CEO exit costs	—	—	—	—	621
Proxy contest costs	—	—	—	—	446
Nonrecurring legal costs	—	—	—	—	129
Adjusted EBITDA Loss	$(518)	$(390)	$(1,405)	$(3,222)	$(7,337)

Reconciliation of 2017 Guidance Adjusted EBITDA Loss to Total GAAP Net Loss

Q1 2017	(Unaudited; in millions)
GAAP Net Loss	$(4.6)		$(4.1)
(a) Income tax expense		0.1
(b) Depreciation of property and equipment		0.5
(c) Stock-based compensation		0.3
Adjusted EBITDA Loss (1)	$(3.7)		$(3.2)

Full Year 2017	(Unaudited; in millions)
GAAP Net Loss	$(8.1)		$(5.6)
(a) Income tax expense		0.5
(b) Depreciation of property and equipment		2.1
(c) Stock-based compensation		1.0
Adjusted EBITDA Loss (1)	$(4.5)		$(2.0)

(1)	The guidance for Adjusted EBITDA loss excluded foreign exchange gain or loss estimates.